                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Kimco Realty Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                            KIMCO REALTY CORPORATION

                             3333 NEW HYDE PARK ROAD
                          NEW HYDE PARK, NY 11042-0020

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 28, 1997

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Meeting") of Kimco Realty Corporation, a Maryland corporation (the "Company"), to be held on Wednesday, May 28, 1997, at 2 o'clock p.m. at 270 Park Avenue, 11th Floor, Room C, New York, NY 10017 for the following purposes:

         1. To elect Directors to serve for a term of one year and until their successors are duly elected and qualify;

         2. To consider and vote upon a proposal to amend the charter of the Company to (a) increase the number of authorized shares of Common Stock of the Company, par value $.01 per share, from 50,000,000 shares to 100,000,000 shares, (b) increase the number of authorized shares of Excess Stock of the Company, par value $.01 per share, from 25,500,000 shares to 51,000,000 shares, and (c) increase the number of authorized shares of Preferred Stock of the Company, par value $1.00 per share, from 930,000 shares to 5,000,000 shares; and

         3. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

         Only common stockholders of record at the close of business on April 11, 1997, will be entitled to vote at the Meeting or any adjournment(s) or postponement(s) thereof.

         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             ----------------------------------
                                                     Robert P. Schulman
                                                          Secretary

April 14, 1997.

                            KIMCO REALTY CORPORATION

              3333 NEW HYDE PARK ROAD, NEW HYDE PARK, NY 11042-0020
                                  -------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           to be held on May 28, 1997

        This Proxy Statement is furnished to common stockholders of Kimco Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the 1997 Annual Meeting of Stockholders (the "Meeting") of the Company to be held on Wednesday, May 28, 1997, at 2 o'clock p.m. for the purposes set forth in the Notice of Annual Meeting of Stockholders.

        This solicitation is made on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Costs of this solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

        The Company's Annual Report for the calendar year ended December 31, 1996, has been mailed with this Proxy Statement. This Proxy Statement and the enclosed form of proxy were mailed to stockholders on or about April 25, 1997. The principal executive offices of the Company are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020; telephone (516)869-9000.

        Holders of record of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), as of the close of business on the record date, April 11, 1997, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on April 11, 1997, there were [36,238,575] shares of Common Stock issued and outstanding.

        Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Director (see Proposal 1), and FOR the proposed amendment of the Company's charter (See Proposal 2) to increase the number of authorized shares of Common Stock, Excess Stock, par value $.01 per share (the "Excess Stock") and Preferred Stock, par value $1.00 per share (the "Preferred Stock"). To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Dissenting stockholders will not have rights of appraisal with respect to any matter to be acted upon at the meeting.


        Under Maryland law and the Company's By-laws, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered by the beneficial owner of the stock to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

                                   PROPOSAL 1
                              Election of Directors


        The Company's By-Laws provide that directors be elected at each annual meeting of stockholders. Pursuant to such By-Laws, the Directors have fixed the number of directors to be elected at six. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the six nominees for director designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

Information Regarding Nominees (as of April 11, 1997)

                                        Present Principal Occupation or
   Name                    Age    Employment and Five-Year Employment History
   ----                    ---    -------------------------------------------

Martin S. Kimmel(2)(3)     81     Chairman (Emeritus) of the Board of Directors
                                  of the Company since November 1991; Chairman of the Board of Directors of the Company for more than five years prior to such date.
                                  Founding member of the Company's predecessor in 1966.

Milton Cooper(2)(3)        68     Chairman of the Board of Directors of the
                                  Company since November 1991; Director and
                                  President of the Company for more than five years prior to such date. Founding member of the Company's predecessor in 1966.

Richard G. Dooley(1)       67     Director of the Company since December 1991.
                                  Consultant to, and from 1978 to 1993,
                                  Executive Vice President and Chief Investment
                                  Officer of, Massachusetts Mutual Life
                                  Insurance Company.


Michael J. Flynn(2)        61     Vice Chairman of the Board of Directors of the
                                  Company since January 1996 and, since January
                                  1997, President and Chief Operating Officer;
                                  Director of the Company since December 1991.
                                  Chairman of the Board and President of
                                  Slattery Associates, Inc. for more than five years prior to joining the Company in 1996.

Joe Grills                 62     Director of the Company since January 1997.
                                  Chief Investment Officer for the IBM
                                  Retirement Funds from 1986 to 1993.

Frank Lourenso (1)         56     Director of the Company since December 1991.
                                  Executive Vice President of The Chase
                                  Manhattan Bank ("Chase Bank", and successor by merger to Chemical Bank, N.A.) since 1990.
                                  Senior Vice President of Chase Bank for more than five years prior to that time.

---------------------

(1)  Member of Audit Committee.
(2)  Member of Executive Committee.
(3)  Member of Executive Compensation Committee.

        Mr. Cooper is also a director of Getty Petroleum Corp. and Blue Ridge Real Estate/Big Boulder Corporation and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He also serves as Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts and is a former chairman of the Shopping Center Committee of the Real Estate Board of New York, Inc.

        Mr. Dooley is also a director of Advest Group, Inc., Hartford Steam Boiler Inspection and Insurance Co. and Jefferies Group, Inc. and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

        Mr. Flynn is also Chairman of the Board of Directors of Blue Ridge Real Estate/Big Boulder Corporation and a director of Slattery Associates, Inc.

        Mr. Grills is also a Director of Merrill Lynch and Hotchkis and Wyley Mutual Funds, Duke Management Company and the LaSalle Street Fund. He also serves as a member of the Investment Advisory Committees of the State of New York Common Retirement Fund and the Howard Hughes Medical Institute. Mr. Grills is a member of the Financial Executives Institute Committee on Investment of Employee Benefit Assets, its Executive Committee and a former chairman.

        All directors of the Company serve terms of one year and until the election and qualification of their respective successors. Each of the above Directors, except for Mr. Grills who joined the Board of Directors in January

1997, was in attendance at each of the four regular meetings of the Board of Directors held during 1996, which occurred on February 28, April 22, July 31 and October 31, and each, except for Mr. Grills, was in attendance at the 1996 Annual Meeting of Stockholders held on May 22, 1996.

Committees of the Board of Directors

        Audit Committee. The Board of Directors has established an Audit Committee consisting of two independent Directors to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. One meeting of the Audit Committee was held during 1996 on February 28, 1996; in addition, the Audit Committee held a meeting on January 28, 1997.

        Executive Committee. The Executive Committee has been granted the authority to acquire and dispose of real property, to borrow money on behalf of the Company and to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements (except for contracts between the Company and KC Holdings, Inc. -- see "Compensation Committee Interlocks and Insider Participation"). The Executive Committee convened twice during 1996, on April 22 and October 31.

        Executive Compensation Committee. The Board of Directors has established an Executive Compensation Committee to determine compensation for the Company's executive officers, in addition to administering the Company's Stock Option Plan. One meeting of the Executive Compensation Committee was held during 1996, on October 31.

        Each of the Directors comprising these various Committees of the Board of Directors was in attendance at all meetings of such Committees held on the dates indicated above. The Board of Directors has not established a nominating committee.

Compensation of Directors

        Members of the Board of Directors and Committees thereof who are not also employees of the Company receive an annual fee of $12,000, plus fees of $1,000 for attending each regular or special meeting of the full Board. Directors, other than Mr. Kimmel, who are not also employees of the Company, receive $500 for attending Committee meetings. Pursuant to such arrangements, each of Messrs. Kimmel, Dooley, and Lourenso received directors' fees of $17,000, $17,500, and $17,500, respectively, during 1996. Employees of the Company who are also Directors are not paid any directors' fees.

        During November 1994, 1995 and 1996, the Company granted each then non-employee Director (other than (a) Mr. Kimmel, and (b) Mr. Flynn with regard to 1995) options to acquire 7,500 shares of Common Stock at $22.17, $24.92 and $28.375 per share, respectively, the market prices on the dates of such option grants. See "Executive Compensation and Transactions with Management and Others
- Executive Compensation and Employment Contracts" for information concerning stock options granted to Mr. Flynn during 1995 and 1996. The Company intends to grant non-employee Directors, other than Mr. Kimmel, options to acquire an additional 7,500 shares during November 1997 at the then current market price.

        Mr. Kimmel receives $50,000 per annum as payment for consulting services rendered to, and reimbursement of certain expenses incurred on behalf of, the Company.

Vote Required

        Directors will be elected by vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the majority of the votes.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information available to the Company as of April 11, 1997, with respect to shares of its Common Stock and Depositary Shares representing its Class A, Class B and Class C Preferred Stock
(i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission, the "SEC") of more than 5% of such shares and (ii) held, individually and as a group, by the Directors and executive officers of the Company:

                                         Shares Owned               Percent
                                       Beneficially (# )          of Class (%)
                                     ---------------------      -----------------
Name & Address (where required)                 Depositary             Depositary
    of Beneficial Owner              Common       Shares        Common   Shares
-------------------------------      ------     ----------      ------ ----------
Milton Cooper                    [4,403,901](1)(6)     -        [12.2]      -
c/o Kimco Realty Corporation
3333 New Hyde Park Rd.
New Hyde Park, NY   11042

Cohen & Steers Capital
Mgmt. Inc.                       [2,977,300]           -         [8.2]       -
757 Third Avenue
New York, NY   10017


Martin S. Kimmel                 [2,663,630] (2)      -(3)       [7.4]       - (3)
c/o Kimco Realty Corporation
3333 New Hyde Park Rd.
New Hyde Park, NY   11042

Helen Kimmel                     [1,850,133] (4)  [157,000] (4) [5.1]     [5.2](4)
445 Park Avenue
New York, NY  10022

Alex Weiss                         [154,119] (5)       -          *        -
Robert P. Schulman                 [142,000]           -          *        -
Michael J. Flynn                    [88,500]           -          *        -
Joseph V. Denis                     [60,400]           -          *        -
Louis J. Petra                      [57,500]           -          *        -
Richard G. Dooley                   [54,605]           -          *        -
Frank Lourenso                      [43,017]           -          *        -
Joe Grills                           [8,500]           -          *        -
Bruce M. Kauderer                      [555]           -          *        -

All Directors and executive
officers as a group (11 persons) [7,676,727]  (6)      -       [21.2]      -

---------------
*  Less than 1%

(1) Includes [1,066,694] shares held by Mr. Cooper as trustee for the benefit of Mr. Kimmel's son. Does not include [252,358] shares held by adult members of Mr. Cooper's family, as to all of which shares Mr. Cooper disclaims beneficial ownership.

(2) Does not include [1,066,694] shares held in trust by Mr. Cooper for Mr. Kimmel's son or [707,937] shares held by Helen Kimmel, his wife, as to all of which shares Mr. Kimmel disclaims beneficial ownership. Also, does not include [1,142,196] shares held by foundations and trusts for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership.

(3) Does not include [157,000] Depositary Shares representing ownership of Class A Preferred Stock held by Helen Kimmel, his wife, and a foundation for which Mrs. Kimmel is a trustee, as to all of which shares Mr. Kimmel disclaims beneficial ownership.

(4) Does not include [2,663,630] shares held by Mr. Kimmel, her husband, or [1,066,694] shares held in trust by Mr. Cooper for Mr. Kimmel's son, as to all of which shares Mrs. Kimmel disclaims beneficial ownership. All Depositary Shares and Percent of Class represent ownership of Class A Preferred Stock.


(5) Does not include [1,154] shares held by Mrs. Linda Weiss, wife of Mr. Alex Weiss, an executive officer of the Company, as to all of which shares Mr. Weiss disclaims beneficial ownership.

(6) Does not include [383,546] shares held by KC Holdings, Inc., a related, private corporation in which Mr. Cooper holds a controlling interest. See "Compensation Committee Interlocks and Insider Participation - Transactions with KC Holdings, Inc."

Executive Compensation and Transactions with Management and Others

        Executive Officers. Reference should be made to the Company's annual report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference, following Part I, Item IV, for information with respect to the executive officers of the Company.

        Executive Compensation. The following table sets forth the summary compensation of the Chairman of the Board of Directors (and Chief Executive Officer) and the four other most highly paid executive officers of the Company for calendar years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                Long Term
                                                               Compensation
                                      Annual Compensation         Awards
                                  ---------------------------  ------------
      (a)               (b)       (c)     (d)       (e)        (f)      (g)      (i)
                                                   Other     Restricted
   Name and                                        Annual     Stock            All Other
   Principal           Period  Salary   Bonus  Compensation  Awards   Options Compensation
   Position            Ended     ($)     ($)        ($)(1)     ($)      (#)(2)    ($)(3)
--------------         ------  ------   -----  ------------  --------  ------- ---------
Milton Cooper          12/96   282,500  100,000      -         -        (4)      8,190
 Chief Exec. Officer   12/95   282,500  100,000      -         -        (4)      8,190
 and Chairman of the   12/94   207,500  100,000      -         -        (4)      3,780
 Board of Directors

Michael J. Flynn(5)    12/96   350,000  100,000      -     934,388(6)  73,000    4,563
 Vice Chairman of the  12/95      -        -         -         -       75,000      -
 Board of Directors.   12/94      -        -         -         -         -         -
 President & Chief
 Operating Officer
 since January 1997.

David M. Samber        12/96   357,500  150,000      -         -       13,750    1,996
 President &           12/95   282,500  100,000      -         -       37,500    1,996
 Chief Operating       12/94   207,500  100,000      -         -       26,250    1,909
 Officer through
 December 1996.


Joseph V. Denis        12/96   157,500   75,000      -         -       12,500      870
 Vice President-       12/95   157,500   75,000      -         -       18,750      510
  Construction         12/94   157,500   75,000      -         -       18,750      178

Bruce M. Kauderer(5)   12/96   179,543   45,000      -         -       18,750    1,296
 Vice President -      12/95    94,231   13,355      -         -       41,250      392
 Legal                 12/94      -        -         -         -         -         -

------------------

(1) No named officer received perquisites or other personal benefits aggregating the lesser of 10% of annual salary and bonus or $50,000.

(2) Options to acquire shares of Common Stock at exercise prices equal to the fair market value on the dates of grant.

(3) As regards Messrs. Cooper, Flynn, Denis, and Kauderer, the amounts shown represent the value of Company paid group term life insurance premiums. The amounts shown for Mr. Samber represent the value of Company paid group term life and long term disability insurance premiums.

(4) Mr. Cooper is ineligible to participate in the Company's Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

(5) See "Executive Compensation and Transactions with Management and Others - Employment Contracts".

(6) Restricted stock award covering 37,500 shares of the Company's Common Stock valued at $1,307,812 based upon the closing price on the New York Stock Exchange on December 31, 1996. Mr. Flynn is eligible to receive dividends on such restricted shares at such times and in such amounts as may be declared by the Board of Directors with respect to all shares of Common Stock then outstanding.

Note: Robert P. Schulman, Senior Vice President and Secretary of the Company, does not receive compensation in such capacity. Mr. Schulman, principal in the Law Offices of Robert P. Schulman, received $250,000 for legal services rendered to the Company during each of years 1996, 1995 and 1994. In addition, Mr. Schulman was granted options to acquire 15,000 and 18,750 shares of Common Stock during 1995 and 1994, respectively, at exercise prices equal to the fair market value of such shares on the dates of grant. The Company paid group term life insurance premiums valued at $8,190, $8,190, and $3,780 on behalf of Mr. Schulman during years 1996, 1995 and 1994, respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR


        The following table provides information on options to acquire shares of the Company's Common Stock granted to the named executive officers during 1996.

                                                                    Potential
                                                                Realizable Value at
                                                                  Assumed Annual
                                                                     Rates of
                                                                    Stock Price
                                                                   Appreciation
                         Individual Grants                     for Option Term (1)
-------------------------------------------------------------- -------------------
      (a)               (b)          (c)         (d)      (e)       (f)      (g)
                                % of Total
                                  Options
                                Granted to
                      Options   Employees   Exercise
                      Granted   in Fiscal    Price    Expiration
      Name            (#)(2)       Year      ($/Sh)      Date      5% ($)   10% ($)
-----------------------------------------------------------------------------------
Milton Cooper           (3)         (3)         (3)        (3)       (3)       (3)

Michael J. Flynn      73,000       23.1        28.375    11/15/06 1,302,685 3,301,425

David M. Samber       13,750        4.4        28.375    11/15/06   245,369   621,844

Joseph V. Denis       12,500        4.0        28.375    11/15/06   223,063   565,313

Bruce M. Kauderer     18,750        5.9        28.75      9/16/06   339,000   859,125

----------------

(1) Assumed annual rates of stock price appreciation, as determined by the SEC, for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.

(2) Options become exercisable one-third on each of the first three anniversaries of the date of grant.

(3) Mr. Cooper is ineligible to participate in the Company's Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


        The following table provides information on options to acquire shares of Common Stock exercised in 1996 by the named executive officers, and the value of each such officer's unexercised options to acquire shares of Common Stock outstanding at December 31, 1996.

   (a)               (b)           (c)            (d)                (e)
                                                                   Value of
                                               Number of         Unexercised
                                              Unexercised       In-the-Money
                                               Options at        Options at
                                              Year End (#)     Year-End ($)(1)
               Shares Acquired   Value       --------------   ----------------
   Name        on Exercise (#) Realized ($)   Exer. Unexer.    Exer.   Unexer.
---------      --------------- ------------  --------------   ----------------
Milton Cooper        (2)          (2)         (2)    (2)       (2)     (2)
Michael J. Flynn      -            -        39,500 135,500   538,618 1,096,875
David M. Samber       -            -       116,250  13,750 1,492,331    89,375
Joseph V. Denis    18,500       254,375     60,250  31,250   806,400   285,150
Bruce M. Kauderer     -            -         (3)    60,000     (3)     494,375

---------------

(1) Based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1996 of $34.875 per share.

(2) Mr. Cooper is ineligible to participate in the Company's Stock Option Plan for so long as he serves as a member of the Executive Compensation Committee.

(3)     See "Executive Compensation and Transactions with Management and Others
        - Employment Contracts".

Note: Robert P. Schulman, Senior Vice President and Secretary of the Company, holds options to acquire 71,250 shares of the Company's Common Stock as of December 31, 1996. Options to acquire a total 55,000 shares were exercisable as of such date. Mr. Schulman's 55,000 exercisable and 16,250 unexercisable options had values of $769,584 and $179,005, respectively, based upon the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1996 of $34.875 per share.

        Employment Contracts. In May 1995, the Company entered into an employment agreement with Mr. Bruce M. Kauderer, Vice President - Legal, which provided for a minimum annual base salary and bonus of $175,000 and $25,000, respectively, and the issuance of options to acquire 37,500 shares of the Company's Common Stock at an exercise price of $25.75 per share, the market price on June 19, 1995, the commencement date of his employment. The standard provisions of the Company's Stock Option Plan provide that options granted vest one-third on each of the first three anniversaries of the date of grant;

however, options first become exercisable only after the optionee has completed a three-year length of service requirement. Notwithstanding these provisions, should Mr. Kauderer's employment with the Company terminate before such options become exercisable, he is nonetheless entitled to receive a cash payment equal to the value of those options that would have otherwise ratably vested at the time his employment terminates. The agreement further provides that should Mr. Kauderer's employment be terminated (other than of his own volition) prior to June 19, 2005, the Company will pay, as an agreed one-time severance payment, an amount equal to the excess of (a) Mr. Kauderer's most recent annual salary plus bonus (but not less than $200,000), over (b) the value (i) realized by Mr. Kauderer upon the exercise of any options granted to acquire shares of the Company's stock in excess of (ii) Mr. Kauderer's most recent annual salary plus bonus (but not less than $200,000).

        In November 1995, the Company entered into a three-year employment agreement with Mr. Michael J. Flynn pursuant to which Mr. Flynn began to serve as Vice Chairman of the Board of Directors effective January 2, 1996. Mr. Flynn assumed the additional responsibilities of President and Chief Operating Officer in January 1997. In accordance with this employment agreement, Mr. Flynn is to receive $450,000 per annum ($350,000 base salary and $100,000 guaranteed bonus) as compensation for his services. In addition, Mr. Flynn received a grant of 37,500 shares of restricted Common Stock which vest in three equal installments, one-third on each of January 2, 1997, 1998 and 1999. In the event of, and depending upon the reasons for, a termination of Mr. Flynn's employment with the Company prior to such dates,(i) any such unvested shares would either vest or Mr. Flynn would receive, generally in lieu of the value thereof, cash severance payments, and (ii) Mr. Flynn would receive the greater of (a) the remaining compensation due through the term of his employment agreement, or (b) $450,000. The agreement provided further that Mr. Flynn be granted options to acquire 75,000 shares of the Company's Common Stock at an exercise price of $24.917 per share, the market price on the date of grant. These stock options are to be considered incentive stock options, as defined in and to the extent permitted under the Company's Stock Option Plan, and otherwise shall be non-qualified options. Options with respect to 37,500 of these shares shall vest in three equal installments upon each of the first three anniversaries of the date of grant. Options with respect to the remaining 37,500 shares shall vest in three equal installments upon the day prior to each of the first three anniversaries of the date of grant, but only if the average of the closing prices of a share of the Company's Common Stock (on the principal exchange on which such stock is then traded) during any twenty consecutive day trading period equals or exceeds $33.34.

Compensation Committee Interlocks and Insider Participation

        The Executive Compensation Committee of the Board of Directors, comprised of Messrs. Martin Kimmel and Milton Cooper, is charged with the responsibility of determining compensation levels, including awards pursuant to the Company's Stock Option Plan, for the named executive officers other than Mr. Cooper. Mr. Cooper's compensation is subject to review and approval by the members of the Board of Directors other than Mr. Cooper and, further, both Messrs. Kimmel and Cooper are ineligible to participate in the Company's Stock Option Plan for so long as they serve as members of this Committee.

        Mr. Milton Cooper is Chairman of the Board of Directors of the Company, and Mr. Martin Kimmel is Chairman Emeritus of the Board. Messrs. Cooper and Kimmel were founding members of the Company's predecessor in 1966.

        Transactions with KC Holdings, Inc. To facilitate its initial public stock offering in November 1991 (the "IPO"), the Company transferred its interests in 46 shopping center properties to a newly-formed corporation, KC Holdings, Inc. ("KC Holdings"), and subsidiaries of KC Holdings. The stock of KC Holdings is owned by the stockholders of the Company prior to the IPO. All of the real estate interests owned by KC Holdings and its subsidiaries are subject to purchase options held by the Company.

        As of April 1, 1997, KC Holdings' subsidiaries had conveyed fourteen shopping center properties back to the Company and had disposed of ten additional centers in transactions with third parties. The members of the Company's Board of Directors who are not also shareholders of KC Holdings have unanimously approved the Company's acquisition of all fourteen shopping center properties that have been conveyed back to the Company.

        The Company is party to a management agreement pursuant to which it manages 18 of KC Holdings' 22 shopping center properties under terms which the Company believes are no less favorable than would be obtained in negotiations with an independent third party. The remaining 4 shopping center properties are owned in two separate joint ventures and are managed by unaffiliated joint venture partners. The management agreement was approved by a majority of the Company's Directors who are not also stockholders of KC Holdings. Management fees paid by KC Holdings to the Company totaled approximately $.6 million during 1996.

        Transactions with Ripco Real Estate Corporation. During 1996, the Company paid a total of approximately $92,000 in brokerage commissions to Ripco Real Estate Corporation ("Ripco") for services rendered by Ripco as leasing agent (in a total of two transactions) for certain national tenants in the Company's shopping center properties. Mr. Todd Cooper, a son of Mr. Milton Cooper, Chief Executive Officer and Chairman of the Board of Directors of the Company, is an officer and an approximate 37% shareholder of Ripco. Such commissions are customarily paid by landlords in comparable commercial leasing transactions, and the Company believes that the commissions paid by it to Ripco were at or below the customary rates for the leasing services rendered.

        Joint Ventures. Members of the Company's management have investments in certain real estate joint ventures or limited partnerships which own and/or operate 5 of the Company's 266 property interests. Such management investments predate the Company's IPO and, in each case, the Company is a general partner of the joint venture or partnership and controls or directs the management of the joint venture or partnership. Any material future transactions involving these joint ventures or partnerships, such as major renovations, disposal or sale, will be subject to the approval of a majority of disinterested directors of the Company.

        Relationship with Chase Bank. Mr. Lourenso, an Executive Vice President of Chase Bank, has been a Director of the Company since December 1991. The Company has maintained its principal banking relationship with Chase Bank. Chase Bank, together with a consortium of six additional banks, has provided the Company with a $100 million, unsecured revolving credit facility which is scheduled to expire in June 1999. No borrowings were outstanding under this facility at December 31, 1996.

Report of the Executive Compensation Committee on Executive Compensation

        The Executive Compensation Committee has provided the following Report on Executive Compensation:

        Compensation Strategy and Performance Criteria. The members of this Committee believe the Company's success is attributable in large part to the talent and dedication of its associates and, in particular, to the management and leadership efforts of its executive officers. Accordingly, the Company, under the guidance of the Executive Compensation Committee, is committed to develop and maintain compensation policies, plans and programs which seek to enhance cash flows, and consequently real property and stockholder values, by aligning the financial interests of the Company's senior management with those of its stockholders.

        In furtherance of these goals, the Company relies, to a large degree, on annual and longer term incentive compensation (that is, specifically cash bonuses and stock option grants) to attract and retain corporate officers and other key associates of outstanding ability, and to motivate such persons to perform to their fullest potential. Both of these forms of incentive compensation are variable and designed to effectuate a pay-for-performance philosophy which considers management's ability to consistently improve the Company's Funds from Operations (a widelyaccepted measure of performance for real estate investment trusts) to be of paramount importance. Other performance criteria which effect incentive awards include the demonstrated ability to strengthen the Company's capital structure, the measure of improved total return to stockholders and individual performance/contributions to corporate goals and objectives.

        The Committee annually deliberates the appropriate combination of cash and stock-based compensation, and weighs the competitiveness of the Company's plans in relation to compensation practices employed by a select group of successful real estate investment trusts that are (i) included in the NAREIT equity index used in the accompanying stock performance graph, and (ii) believed to be comparable to the Company based on market capitalization, portfolio size and distribution and product type. In general, the Committee has set base compensation levels for the Company's executive officers at competitive levels relative to this peer group. The number of stock options granted annually is an amount which the Committee, after due consideration of corporate and individual performance, changes in job function or title, competitive option grant levels and previously awarded options, considers appropriate to fairly compensate and properly motivate its officers.

        From time to time the Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company's officers and key personnel, as well as to guide the Company in the development of near term individual performance objectives necessary to achieve long-term profitability. No compensation consultants were retained during the years for which compensation information has been provided in this Proxy Statement.

        1996 Performance. In evaluating 1996 performance, particularly noteworthy was the Company's ability, under senior management's direction, to increase Funds from Operations for the year ended December 31, 1996 to $85.1 million, or $2.37 per share, from $72.1 million, or $2.16 per share, during the preceding year. The growth in Funds from Operations was achieved through both an aggressive acquisition program and significant accomplishments in new leasing and strategic re-tenanting within the portfolio which (i) added seven shopping centers and thirty-two retail property interests comprising approximately 4 million square feet of leasable area to the portfolio, (ii) maintained strong occupancy levels, and (iii) enabled the Company to realize continued growth in its average annualized base rent per square foot, capitalizing on its below market-rate rents.

        Further, consideration was given to management's ability to continue its strengthening of the Company's consolidated balance sheet through (i) completing the Company's fifth primary offering of its Common Stock which has added approximately $55 million to stockholders' equity and provided capital for property acquisitions and redevelopment projects underway in the portfolio, (ii) completing the Company's offering of its Class C Cumulative Redeemable Preferred Stock which added an additional $96 million to stockholders' equity, and, (iii) effectively utilizing its $150 million medium-term notes (MTN) program to issue $50 million in cost-effective unsecured debt financing while establishing, in management's opinion, significantly improved pricing thresholds for the real estate industry. As a consequence of these transactions, the Company has further established itself as a corporately-viewed credit and reduced to 20% the Company's debt as a percentage of its total debt and market capitalization.

        The strong cash flow performance and strengthening of the Company's capital structure encouraged investor support of the Company's Common Stock in the marketplace and produced total returns to stockholders during 1996 of nearly 34%. Dividends on the Company's Common Stock have been increased by approximately 10.3% to $1.72 per share for 1997.

        1996 Incentive Compensation. In establishing 1996 incentive compensation (that is, the cash bonuses and stock option grants as set forth in the accompanying Summary Compensation and Option Grants in Last Fiscal Year tables) for the Company's named executive officers, the Committee concluded that each such officer had individually made a very substantial contribution toward achieving the aforementioned performance levels. The Committee did not specifically relate any measure of performance or any accomplishment to the incentives awarded, nor did the Committee assign relative weight to any specific performance factor. Rather, the Committee members made the subjective determination that the incentives awarded were appropriate in view of previously awarded incentives and their qualitative assessment that 1996 represented a year of significant achievement for the Company that was, in large part, attributable to the talents and efforts of its executive officers.

        The annual bonus awarded for 1996 to Mr. Cooper, Chairman of the Board of Directors and Chief Executive Officer, as set forth in the accompanying Summary Compensation Table, was determined by the members of the Board, other than Mr. Cooper, after evaluating generally the Company's achievements for the year and specifically Mr. Cooper's contributions towards realizing such performance levels. The Board concluded that Mr. Cooper's leadership, vision and decision making contributed significantly to these accomplishments and warranted the bonus awarded to Mr. Cooper.

                                              Martin S. Kimmel
                                              Milton Cooper

                                              As to that portion of the report
                                              which pertains to Mr. Cooper's
                                              compensation:

                                              Martin S. Kimmel
                                              Richard G. Dooley
                                              Michael J. Flynn
                                              Frank Lourenso

Stock Price Performance. The following stock price performance chart compares the Company's performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System. Stock price performance, presented quarterly for the five years ended December 31, 1996, is not necessarily indicative of future results. All stock price performance assumes the reinvestment of dividends.





                              [PERFORMANCE CHART]

                             TOTAL RETURN PERCENTAGE

  Date                       Kimco           NAREIT            S&P

12-30-91                     100.00          100             100
03-31-92                     115.30          100.66           97.45
06-30-92                     126.03          103.32           99.36
09-30-92                     137.60          110.37          102.44
12-31-92                     159.02          114.59          107.67
03-31-93                     177.55          139.39          112.28
06-30-93                     180.69          135.39          112.86
09-30-93                     197.70          148.04          115.75
12-31-93                     190.99          137.11          118.43
03-31-94                     197.01          141.78          113.91
06-30-94                     199.70          144.39          114.37
09-30-94                     204.48          141.44          120
12-30-94                     216.63          141.46          119.97
03-31-95                     222.78          141.22          131.65
06-30-95                     211.25          149.52          144.15
09-29-95                     238.13          156.57          155.61
12-29-95                     247.44          163.06          164.88
03-29-96                     248.72          166.76          173.73
06-28-96                     264.08          174.18          181.53
09-30-96                     282.14          185.58          187.14
12-31-96                     335.09          220.56          202.74

Stock Option Plan

        Description of Plan. The Company maintains its incentive and non-qualified Stock Option Plan (the "Stock Option Plan") for the purpose of attracting and retaining the Company's directors, executive officers and other key employees. The Stock Option Plan allows for the grant of "incentive" and "non-qualified" options (within the meaning of the Internal Revenue Code, the "Code") that vest over time and are exercisable at the "fair market value" of the Common Stock at the date of grant.

        The Executive Compensation Committee has the authority under the Stock Option Plan to determine the terms of options granted under the Stock Option Plan, including, among other things, the individuals (who may be employees or directors of the Company) who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option and the date or dates each option shall become exercisable. The Executive Compensation Committee also has the authority to grant options upon the condition that the employee agrees to cancel all or a part of a previously granted option and to amend or accelerate the vesting of previously granted options. No member of the Executive Compensation Committee is eligible to participate in the Stock Option Plan.


        The exercise price and term of each option are fixed by the Executive Compensation Committee, provided, however, that the exercise price must be at least equal to the fair market value of the stock on the date of grant and the term cannot exceed 10 years; and further provided that in the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent (within the meaning of Section 424 of the Code), the exercise price must be at least 110% of the fair market value on the date of grant and the term cannot exceed five years. Incentive stock options may be granted only within 10 years from the date of adoption of the Stock Option Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted under the Stock Option Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. There is no limit on the number of non-qualified options that may be granted to any one individual provided that the grant of the options may not cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes. An optionee may, with the consent of the Executive Compensation Committee, elect to pay for the shares to be received upon exercise of his options in cash, shares of Common Stock of the Company or any combination thereof.

        Option Grants. A maximum of 3,000,000 shares of the Company's Common Stock have been reserved for issuance under the Stock Option Plan. Options to acquire 315,500, 423,540 and 229,125 shares were granted during 1996, 1995 and 1994 at weighted average exercise prices of $28.32, $24.96, and $22.35 per share, respectively. A total of 1,604,146 options exercisable at a weighted average exercise price of $23.01 per share were outstanding at December 31, 1996, and as of such date 800,373 shares were available for future grant under the Stock Option Plan.

401(k) Plan

        The Company maintains a 401(k) retirement plan covering substantially all officers and employees of the Company. The 401(k) plan permits participants to defer up to a maximum of 10% of their eligible compensation, which deferrals generally are matched concurrently by the Company up to a maximum of 5% of the employee's eligible compensation. Participants in the 401(k) Plan are not subject to Federal and state income tax on salary deferral contributions or Company contributions or on the earnings thereon until such amounts are withdrawn from the 401(k) Plan. Salary reduction contributions are treated as wages subject to FICA tax. Withdrawals from the plan may only be made upon termination of employment, or in connection with certain provisions of the 401(k) Plan that permit hardship withdrawals.

Certain Relationships and Related Transactions.

        Members of the Company's management hold investments in certain real estate joint ventures or limited partnerships to which the Company is a party.

Such investments predate the Company's IPO and, in each case, the Company controls or directs the management of the joint venture or limited partnership. Any material future transactions involving these joint ventures or partnerships require the approval of a majority of disinterested directors of the Company. See "Compensation Committee Interlocks and Insider Participation".

        Messrs. Kimmel and Cooper, Directors of the Company, are stockholders of KC Holdings. See "Compensation Committee Interlocks and Insider Participation".

        Mr. Frank Lourenso, a Director of the Company, is also an Executive Vice President of Chase Bank. The Company maintains its principal banking relationship with Chase Bank. See "Compensation Committee Interlocks and Insider Participation".

        Indebtedness of Management. The following table sets forth information with respect to indebtedness of Directors and executive officers to the Company.

                          Largest
                   Aggregate Indebtedness
      Name               Outstanding           Purpose          Amount      Interest
      and                During 1996             of           Outstanding     Rate
Principal Position           ($)             Indebtedness       ($)(3)       (%)(4)
------------------  ----------------------   ------------     -----------   -------
Michael J. Flynn
  Vice Chairman of the
  Board of Directors.    296,750(2)          Stock purchase    [296,750]      6.0
  President and Chief
  Operating Officer since
  January 1997

David M. Samber
  President and Chief    583,028(1)          Stock and real     [16,250]      7.0
  Operating Officer                           estate purchases
  through December 1996

Louis J. Petra
  Chief Financial        256,269(1)          Stock purchase        -           -
  Officer

Alex Weiss
  Vice President -       256,175(1)          Stock purchase    [226,054]       6.0
  Management Information
   Systems

(1) Loans extended during 1992 to supplement available margin loans and partially fund the purchase of 75,000, 60,000 and 60,000 shares of the Company's Common Stock by Messrs. Samber, Petra and Weiss, respectively, except that the amounts reflected for Mr. Samber also include $16,250 relating to the acquisition of an interest in a real estate joint venture with the Company prior to its IPO. The stock purchase loans are collateralized by the shares of Common Stock acquired and are scheduled to be repaid over an average term of eight years.

(2) Loan extended to Mr. Flynn during 1996 to fund the purchase of 10,000 outstanding shares of the Company's Common Stock. This stock purchase loan is collateralized by the shares of Common Stock acquired and is repayable, commencing in 1999, over an approximate term of eight years.

(3) Indebtedness outstanding as of April 11, 1997. Messrs. Samber and Petra repaid their stock purchase loans in full during 1996.

(4) Weighted average interest rate on borrowings outstanding at April 11, 1997.

Note: Robert P. Schulman, Secretary of the Company, was extended a loan during 1992 to supplement an available margin loan and partially fund the purchase of 60,000 shares of the Company's Common Stock. This loan was repaid by Mr. Schulman in March 1997. The largest amount outstanding on such loan during 1996 was $254,271.

                                   PROPOSAL 2
                Amendment of Charter to Increase Authorized Stock

        By resolution dated March 31, 1997, the Board of Directors adopted a resolution declaring it advisable to amend subsection A of Article IV of the Company's Charter to (i) increase the aggregate number of shares of stock that the Company has the authority to issue to an aggregate of 158,070,000 shares,
(ii) increase the number of shares of Common Stock that the Company has authority to issue to 100,000,000 shares, (iii) increase the number of shares of Excess Stock that the Company has authority to issue to 51,000,000 shares, and
(iv) increase the number of shares of Preferred Stock that the Company has authority to issue to 5,000,000 shares. The number of authorized shares of all other classes, as set forth below, would remain the same. The proposed revised subsection A of Article IV of the Company's Charter is set forth as Exhibit A to this Proxy Statement. The Board of Directors directed that the amendment be submitted for consideration by the stockholders at the Meeting.

        The Company's Charter currently authorizes the issuance of up to 78,500,000 shares, consisting of:

                  . 50,000,000 shares of Common Stock;
                  . 25,500,000 shares of Excess Stock;
                  . 930,000 shares of Preferred Stock;
                  . 345,000 shares of 7-3/4% Class A Cumulative
                  Redeemable Preferred Stock, $1.00 par value per share ("Class A Preferred Stock");
                  . 230,000 shares of 8-1/2% Class B Cumulative
                  Redeemable Preferred Stock, $1.00 par value per share ("Class B Preferred Stock");
                  . 460,000 shares of 8-3/8% Class C Cumulative

                  Redeemable Preferred Stock, $1.00 par value per share ("Class C Preferred Stock");
                  . 345,000 shares of Class A Excess Preferred
                  Stock, $1.00 par value per share ("Class A Excess Preferred Stock");
                  . 230,000 shares of Class B Excess Preferred
                  Stock, $1.00 par value per share ("Class B Excess Preferred Stock"); and
                  . 460,000 shares of Class C Excess Preferred
                  Stock, $1.00 par value per share ("Class C Excess Preferred Stock").

        As of April 11, 1997, the outstanding shares of stock of the Company were as follows: [36,238,575] shares of Common Stock; no shares of Excess Stock; no shares of Preferred Stock; 300,000 shares of Class A Preferred Stock; no shares of Class A Excess Preferred Stock; 200,000 shares of Class B Preferred Stock; no shares of Class B Excess Preferred Stock; 400,000 shares of Class C Preferred Stock; and, no shares of Class C Excess Preferred Stock. In addition, as of the same date, approximately [787,373] shares of Common Stock have been reserved for issuance under the Company's Stock Option Plan.

        The authorized shares of Common Stock and Preferred Stock in excess of those presently outstanding will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes. The authorized shares of Excess Stock, proposed to be increased in direct proportion to the increase in the number of authorized shares of Common Stock, will be available for issuance pursuant to the Company's charter and as may be necessary to preserve the Company's qualification as a real estate investment trust under applicable tax laws. The Board does not intend to issue any stock except for reasons and on terms which the Board deems to be in the best interests of the Company. Because the holders of the Common Stock do not have preemptive rights, the issuance of Common Stock (other than on a pro rata basis to all current stockholders) would reduce the current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of the existing Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock and of any shares of the Preferred Stock the Company may issue in the future.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CHARTER TO INCREASE THE AGGREGATE NUMBER OF SHARES OF STOCK, THE NUMBER OF SHARES OF COMMON STOCK, THE NUMBER OF SHARES OF EXCESS STOCK AND THE NUMBER OF SHARES OF PREFERRED STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE. Proxies will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of holders of two-thirds of the outstanding shares of

Common Stock is required for approval of this proposal. Consequently, abstentions and broker non-votes will have the same effect as votes against the proposal. If the proposed amendment is approved by the stockholders, it will become effective upon the filing of Articles of Amendment and Restatement for recording with the State Department of Assessments and Taxation of Maryland, which will occur as soon as reasonably practicable after approval.

Other Matters

        Independent Public Accountants. Coopers & Lybrand L.L.P. was engaged to perform the annual audit of the books of account of the Company for the calendar year ended December 31, 1996. There are no affiliations between the Company and Coopers & Lybrand L.L.P., its partners, associates or employees, other than as pertain to its engagement as independent auditors for the Company in previous years. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

        The Audit Committee of the Board of Directors annually submits its recommendation with respect to the engagement of independent public accountants at the meeting of the full Board of Directors which takes place each year during the Company's third fiscal quarter. Coopers & Lybrand L.L.P. has been the Company's independent public accountants since 1986. The Audit Committee of the Board of Directors will review the appointment of Coopers & Lybrand L.L.P. for 1997 later this year.

        Section 16(a) Compliance. Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3,4 and 5) of the ownership and changes in the ownership of such equity securities with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

        Based solely on the Company's review of the copies of Forms 3, 4 and 5 and amendments thereto received by it for the year ended December 31, 1996, or written representations from certain reporting persons that no such forms were required to be filed by those persons, the Company believes that during the year ended December 31, 1996, all filing requirements were complied with by its officers, directors, beneficial owners of more than ten percent of the Company's stock and other persons subject to Section 16 of the Exchange Act.

        Financial and Other Information. Reference should be made to the Company's annual report on Form 10-K for the year ended December 31, 1996, and the Company's Annual Report delivered together with this Proxy Statement, such documents incorporated herein by reference, for financial information and related disclosures required to be included herein.

        Stockholders' Proposals. Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1998 must be received by the Company no later than January 3, 1998. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

        Documents Incorporated by Reference. This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (except for certain exhibits to such documents, unless such exhibits are specifically incorporated herein) are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of the Company at the principal executive offices of the Company.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

        Other Business. All shares represented by the accompanying proxy will be voted in accordance with the proxy. The Company knows of no other business which will come before the Meeting for action. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

                                   EXHIBIT A:

                        Proposed Revised Subsection A of
                       Article IV of the Company's Charter

             A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred fifty-eight million seventy thousand (158,070,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock with a par value of $0.01 per share (the "Common Stock"), fifty-one million (51,000,000) shares of Excess Stock with a par value of $0.01 per share (the "Excess Stock"), five million (5,000,000) shares of Preferred Stock with a par value of $1.00 per share (the "Preferred Stock"), three hundred forty-five thousand (345,000) shares of 7-3/4% Class A Cumulative Redeemable Preferred Stock with a par value of $1.00 per share ("Class A Preferred Stock"), three hundred forty-five thousand (345,000) shares of Class A Excess Preferred Stock, with a par value of $1.00 per share ("Class A Excess Preferred Stock"), two hundred thirty thousand (230,000) shares of 8-1/2% Class B Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share ("Class B Preferred Stock"), two hundred thirty thousand (230,000) shares of Class B Excess Preferred Stock, with a par value of $1.00 per share ("Class B Excess Preferred Stock"), four hundred sixty thousand (460,000) shares of 8-3/8% Class C Cumulative Redeemable Preferred Stock, with a par value of $1.00 per share ("Class C Preferred Stock"), and four hundred sixty thousand (460,000) shares of Class C Excess Preferred Stock, with a par value of $1.00 per share ("Class C Excess Preferred Stock"). The aggregate par value of all authorized shares having a par value is eight million five hundred eighty thousand dollars ($8,580,000.00).

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


                                   DETACH HERE                            KMC 3

                            KIMCO REALTY CORPORATION
           This Proxy is Solicited on Behalf of the Board of Directors

P
R
O
X
Y

        The undersigned hereby appoints Milton Cooper, Michael J. Flynn and Robert P. Schulman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Kimco Realty Corporation held on record by the undersigned on April 11, 1997, at the Annual Meeting of Stockholders to be held on May 28, 1997, or any adjournment(s) or postponements(s) thereof.

        The Board of Directors recommends a vote FOR all of the nominees for director and FOR the proposal to increase the number of authorized shares of Common, Excess and Preferred Stock.

        To vote FOR all of the nominees for director and FOR the proposal to increase the number of authorized shares of Common, Excess and Preferred Stock, just sign and date the reverse side. No boxes need to be checked.

                                                                    SEE REVERSE
                                                                        SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE                            KMC 3

     Please mark
     votes as in
 X   this example.
---
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the proposal to increase the number of authorized shares of Common, Excess and Preferred Stock and in the discretion of the Proxies upon such other business as may properly come before the Meeting. By executing this proxy, the undersigned hereby revokes all prior proxies.


1.  Election of Directors.
Nominees:  M. Kimmel, M. Cooper, J. Grills, R. Dooley,
           M. Flynn, F. Lourenso

                   FOR   WITHHELD
                   ___     ___

       ___________________________________
___  For all nominees except as noted above


Signature:________________________________________   Date:__________________



                                                FOR  AGAINST  ABSTAIN
2.  Proposal to Increase Number of              ___    ___      ___
       Authorized Shares.

             MARK HERE                     MARK HERE
           FOR ADDRESS                   IF YOU PLAN
            CHANGE AND                     TO ATTEND
          NOTE AT LEFT ___               THE MEETING ___

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:________________________________________   Date:__________________


                                       22